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                                                                      EXHIBIT 21

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                                                              JURISDICTION OF
COMPANY                                                       INCORPORATION
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
Banque Lehman Brothers S.A..................................  France
DA Group Holdings Inc.......................................  Delaware
DL Mortgage Corp............................................  Delaware
LBCCA Holdings I Inc........................................  Delaware
LBCCA Holdings II Inc.......................................  Delaware
LB I Group Inc..............................................  Delaware
Lehman ABS Corporation......................................  Delaware
Lehman ALI Inc..............................................  Delaware
Lehman Asset Backed Caps Inc................................  Delaware
Lehman Brothers Asia Holdings Limited.......................  Hong Kong
Lehman Brothers Asia Limited................................  Hong Kong
Lehman Brothers Bank, FSB...................................  United States of America
Lehman Brothers Bankhaus Aktiengesellschaft.................  Germany
Lehman Brothers Canada Inc..................................  Canada
Lehman Brothers Capital GmbH................................  Germany
Lehman Brothers Commercial Corporation......................  Delaware
Lehman Brothers Commercial Corporation Asia Limited.........  Hong Kong
Lehman Brothers Derivative Products Inc.....................  Delaware
Lehman Brothers Finance S.A.................................  Switzerland
Lehman Brothers Financial Products Inc......................  Delaware
Lehman Brothers Futures Asset Management Corp...............  Delaware
Lehman Brothers Global Asset Management Inc.................  Delaware
Lehman Brothers Holdings Plc................................  United Kingdom
Lehman Brothers Inc.........................................  Delaware
Lehman Brothers International (Europe)......................  United Kingdom
Lehman Brothers Investments PTE Limited.....................  Singapore
Lehman Brothers Japan Inc...................................  Cayman Islands
Lehman Brothers Merchant Banking Advisors II Inc............  Delaware
Lehman Brothers Merchant Banking Advisors Inc...............  Delaware
Lehman Brothers PTE Ltd.....................................  Singapore
Lehman Brothers Securities Asia Limited.....................  Hong Kong
Lehman Brothers Special Financing Inc.......................  Delaware
Lehman Brothers Treasury Co. B.V............................  The Netherlands
Lehman Brothers U.K. Holdings (Delaware) Inc................  Delaware
Lehman Brothers U.K. Holdings Ltd...........................  United Kingdom
Lehman Brothers Verwaltungs-und Beteiligungsgesellschaft      Germany
  mbH.......................................................
Lehman CMBS Funding Inc.....................................  Delaware
Lehman CMO Inc..............................................  Maryland
Lehman Commercial Paper Inc.................................  New York
Lehman Pass- Through Securities Inc.........................  Delaware
Lehman Re Ltd...............................................  Bermuda
Lehman Structured Assets Inc................................  Delaware
Lehman Structured Securities Corp...........................  Delaware
Lehman Syndicated Loan Funding Inc..........................  Delaware
Lehman Syndicated Loan Inc..................................  Delaware
Lehman VIP Holdings Inc.....................................  Delaware
LUBS Inc....................................................  Delaware
Property Asset Management Inc...............................  Delaware
Structured Asset Securities Corporation.....................  Delaware
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